                               CARROLLTON BANCORP
                      344 NORTH CHARLES STREET, SUITE 300
                              BALTIMORE, MARYLAND

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 2001

TO THE SHAREHOLDERS OF CARROLLTON BANCORP:

The Annual Meeting of Shareholders of Carrollton Bancorp, a Maryland corporation (the "Company"), will be held at the Company's Corporate Headquarters at 344 North Charles Street, Baltimore, Maryland on April 24, 2001 at 10:00 a.m., prevailing local time, for the following purposes:

1.  To elect four directors for a three year term ending in 2004.

2. To act upon any other matter which may properly come before the meeting or any adjournment thereof.

The close of business on March 12, 2001 has been fixed by the Board of Directors as the date for determining shareholders of record entitled to receive notice of and to vote at the Annual Meeting.

Your attention is directed to the enclosed Proxy Statement and annual report of the Company for the fiscal year ended December 31, 2000.

Please sign, date and mail the accompanying proxy in the enclosed, self-addressed, stamped envelope, whether or not you expect to attend the meeting in person. You may withdraw your proxy at the meeting should you be present and desire to vote your shares in person. Your cooperation is respectfully requested.

                                          By Order of the Board of Directors

                                          /s/ D. DOREEN SMITH

                                          D. Doreen Smith
                                          Secretary

Baltimore, Maryland
March 6, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. ACCORDINGLY, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                               CARROLLTON BANCORP
                      344 NORTH CHARLES STREET, SUITE 300
                              BALTIMORE, MARYLAND

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 24, 2001

                     SOLICITATION AND REVOCATION OF PROXIES

 This Proxy Statement (the "Proxy Statement") is being furnished to the shareholders of Carrollton Bancorp (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders, and any adjournments thereof, to be held at 10:00 AM prevailing local time, on Tuesday, April 24, 2001. This Proxy Statement is being sent to the shareholders of the Company on or about March 22, 2001.

 The Board of Directors has selected Albert R. Counselman, Thelma T. Daley and Howard S. Klein and each of them, to act as proxies with full power of substitution. A proxy may be revoked at any time prior to its exercise by giving written notice of revocation to the Company, by executing and delivering a substitute proxy to the Company, or by attending the Annual Meeting and voting in person. If no instructions are specified in the proxy, it is the intention of the persons named therein to vote FOR the election of the nominees named herein as directors of the Company.

 Shareholders of the Company are requested to complete, date and sign the accompanying form of proxy and return it promptly to the Company in the enclosed envelope. If a proxy is properly executed and returned in time for voting, it will be voted as indicated thereon.

 The Company does not know of any matter to be presented at the Annual Meeting except as described herein. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgement.

 The Company will bear the costs of the solicitation of proxies, including the reimbursement of banks, brokers and other fiduciaries for expenses in forwarding proxy solicitation materials to beneficial owners. Such expenses are estimated not to exceed $5,000. Solicitations may be made by mail, telegraph or personally by directors, officers or employees of the Company, none of whom will receive additional compensation for performing such services.

VOTING SECURITIES

 On March 8, 2001, the Company had outstanding 2,707,733 shares of Common Stock, $1.00 par value per share. Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. Neither the Company's Charter nor its Bylaws provides for cumulative voting rights.

 The close of business on March 12, 2001 has been fixed by the Board of Directors as the record date for determining the shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting.

ELECTION OF DIRECTORS

 The Company's Board of Directors is divided into three classes. Each year the directors in one class are elected to serve for a term of three years. The Shareholders will vote at this Annual Meeting for the election of four directors for the three year term expiring at the Annual Meeting of Shareholders in 2004.

 The proxies solicited hereby, unless directed to the contrary, will be voted FOR the election as directors of all four nominees listed in the following tables. In order to be elected, a majority of the shares voted must be voted FOR the election of each nominee. Each nominee has consented to serve as a director, if elected.

 Your Company's Board of Directors unanimously recommends a vote FOR the election of each of the Nominees named below as directors of the Company.

 In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their sole discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

 The following material contains information concerning the nominees for election and those directors whose terms continue beyond the date of the Annual Meeting.

NOMINEES FOR DIRECTOR FOR TERM
EXPIRING IN 2004

 ROBERT J. AUMILLER - Mr. Aumiller, age 52, currently is serving as a director of the Bank and Company beginning with his appointment in 2001. He has been the Executive Vice President of MacKenzie Commercial Real Estate Services, involved in brokerage and real estate development of various commercial real estate projects, since 1983.

 BEN F. MASON - Mr. Mason, age 63, currently is serving as a director of the Bank and Company beginning with his appointment in 2001. He has been the Executive Director of the Baltimore City Chamber of Commerce, a member business association that promotes business development within Baltimore City, since 1993.

 CHARLES E. MOORE, JR. - Mr. Moore, age 51, currently is serving as a director of the Bank and Company beginning with his appointment in 2001. He has been the Co-Founder, Director, President and CFO of TelAtlantic, a consolidation of rural telephone companies across the United States, since 1999. Mr. Moore has been the Co-Founder, Director, and CFO of GoEbusiness.com, which specializes in the development of customized E-Commerce solutions, since 1998.

 JOHN PAUL ROGERS - Mr. Rogers, age 65, has served as director of the Bank since 1970 and of the Company since its inception in 1990. Mr. Rogers has been Chairman of the Bank since February 1994. He was a partner of the law firm of Rogers, Moore and Rogers, counsel of the Bank, from 1970 until 1992. Mr. Rogers was senior title officer of The Security Title Guarantee Corporation of Baltimore from May 1991 until December 1992, having served as President from March 1989 until May 1991, and as Executive Vice President from March 1970 until March 1989. He is the brother of William C. Rogers, Jr. a director of the Bank and the Company.

DIRECTORS CONTINUING IN OFFICE

DIRECTORS WHOSE TERMS EXPIRE IN 2002

 STEVEN K. BREEDEN - Mr. Breeden, age 42, has served as a director of the Bank, since June 1994, and of the Company since October 1995. Mr. Breeden is currently Vice President and Secretary of Security Development Corporation, a real estate development company, a position he has held since 1980. (2)

 THELMA T. DALEY - Dr. Daley, age 69, has served as a director of the Bank since November 1995, and of the Company since May 1998. Dr. Daley retired as the Coordinator of Counseling and Guidance for The Baltimore County Board of Education.

 HOWARD S. KLEIN - Mr. Klein, age 41, has served as a director of the Bank since March 1999 and of the Company since April 1999. Mr. Klein has been Vice President and General Counsel for Klein's Super Markets, a family-operated chain of five full serve supermarkets and related development and operating companies since 1987.

 LEO A. O'DEA - Mr. O'Dea, age 70, has served as a director of the Bank since 1983 and of the Company since its inception in 1990. Mr. O'Dea was elected Chairman of the Company in February 1994. He was President of Hamilton & Spiegel, Inc., a sheet metal contractor, from 1979 until his retirement in 1997.
(2)
---------------------------------------------

(1)  Member of the Audit Committee

(2) Member of the Compensation Committee

DIRECTORS WHOSE TERMS EXPIRE IN 2003

 ALBERT R. COUNSELMAN - Mr. Counselman, age 52, has served as a director of the Bank since April 1985, and of the Company since its inception in 1990. He has been President of Riggs, Counselman, Michaels & Downes, Inc., an insurance brokerage firm, since September 1987, and served in various executive positions with that firm from 1972 to September 1987. (1)(2)

 JOHN P. HAUSWALD - Mr. Hauswald, age 78, has served as a director of the Bank since 1964 and of the Company since its inception in 1990. He was, until his retirement in October 1989, President of The Hauswald Bakery. (1)(2)

 DAVID P. HESSLER - Mr. Hessler, age 44, has served as a director of the Bank since March 1999, and the Company since May 1999. He has been President and CEO of Eastern Sales & Engineering, an electrical contracting and service maintenance firm, since 1987 and was Vice President from 1986 to 1987. Mr. Hessler has been Vice President of Advanced Petroleum Equipment, a distributorship, since its inception in 1998. (1)

 WILLIAM C. ROGERS, JR. - Mr. Rogers, age 74, has served as a director of the Bank since 1955 and of the Company since its inception in 1990. He has been a partner in the law firm of Rogers, Moore and Rogers, counsel to the Bank, since 1970. He has been Chairman of the Board of The Security Title Guarantee Corporation of Baltimore since 1970 and a director since 1952, and was President from 1970 until March 1989. Mr. Rogers is President of Maryland Mortgage Company where he has been a director since 1953. He is also President of Moreland Memorial Park Cemetery, Inc. where he has been a director since 1959. He is the brother of John Paul Rogers, a director of the Bank and the Company.

 The Board of Directors of the Company met 7 times and the Board of Directors of the Bank met 17 times during the year ended December 31, 2000. The Board of Directors of the Bank meets regularly 12 times each year. No director attended fewer than 75% of the total number of meetings of both Boards and committees to which they were assigned during the year ended December 31, 2000.

 As of the date of this Proxy Statement, the Board of Directors does not have a standing nominating committee.

 The Audit Committee held 3 meetings during 2000. Its current members are Messrs. Counselman, Hauswald and Hessler. Only nonemployee directors are eligible to serve on the Audit Committee. The duties of the Audit Committee include reviewing the quarterly and annual financial statements and regulatory filings of the Company and Bank and the scope of the independent annual audit and internal audits. It also reviews the independent accountant's letter to management concerning the effectiveness of the Company's internal financial and accounting controls and management's response to that letter. In addition, the Committee reviews and recommends to the Board the firm to be engaged as the Company's independent accountants. The Committee may also examine and consider other matters relating to the financial affairs of the Company as it determines appropriate.

 The Compensation Committee met 2 times during 2000. Its current members are Messrs. Breeden, Counselman, Hauswald, and O'Dea. The purpose of the Compensation Committee is to review and approve major compensation and benefit policies of the Company and the Bank. In addition, the committee recommends to the Board the compensation to be paid to all officers, Senior Vice President and above, of the Bank.

 Directors who are not employees of the Bank receive a monthly fee of $900 for Board meetings, and between $75 and $150 per committee meeting attended. The Chairman of the Board of the Bank receives a monthly fee of $1,100. Directors do not receive additional fees for their service as directors of the Company.

OTHER EXECUTIVE OFFICERS AND
DIRECTORS OF THE BANK

 Certain information regarding directors and significant employees of the Bank other than those previously mentioned is set forth below.

 ROBERT A. ALTIERI - Mr. Altieri, age 39, has been President and Chief Executive Officer of both the Bank and Company since his appointment in February 2001. Mr. Altieri previously was the Senior Vice President--Lending of the Bank since
June 1994, and Vice President--Commercial Lending since September 1991.

 EDWARD R. BOOTEY - Mr. Bootey, age 54, has been Senior Vice President--Automation & Technology since October, 1995, and was Senior Vice President--Operations of the Bank from June 1994 to October 1995. Mr. Bootey previously served as Vice President--Operations from January 1991. He served as Assistant Vice President--Operations from December 1987 until January 1991.

 RANDALL M. ROBEY - Mr. Robey, age 43, has been Executive Vice President and Chief Financial Officer of both the Bank and Company, since November 2000. Previously he had been the Senior Vice President and Chief Financial Officer and Treasurer since October 1999. Prior to joining Carrollton Bank, Mr. Robey was Vice President of Financial Services of Mercantile Bank & Trust in Baltimore, Maryland from June of 1998 to October 1999, and prior to that Senior Vice President and Chief Financial Officer of Annapolis Bank & Trust from March of 1989 to June 1998.

 GARY M. JEWELL - Mr. Jewell, age 54, has been Senior Vice President and Retail Delivery Group Manager since July 1998. He was previously Senior Vice President Electronic Banking from March 1996 to July 1998. Prior to joining Carrollton Bank, Mr. Jewell was Director of Product Management and Point of Sale Services for the MOST EFT network in Reston, Virginia from March 1995 to March 1996 and prior to that Director/Manager of Merchant Services for the Farmers and Mechanics National Bank from 1993 to March 1995.

STOCK PERFORMANCE TABLE

 Carrollton Bancorp is required by the SEC to provide a five-year comparison of the cumulative total stockholder return on our Common Stock compared with that of a broad equity market index, and either a published industry index or a Carrollton Bancorp constructed peer group index.

 The following chart compares the cumulative stockholder return on Carrollton Bancorp Common Stock from December 31, 1995, to December 31, 2000, with the cumulative total of the NASDAQ Composite (U.S.) and the NASDAQ Bank Indices. The comparison assumes $100 was invested on December 31, 1995 in Carrollton Bancorp Common Stock and in each of the foregoing indices. It also assumes reinvestment of any dividends.

 Carrollton Bancorp does not make, nor does it endorse, any predictions as to future stock performance.

CARROLLTON BANCORP STOCK PERFORMANCE

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

                                                                   PERIOD ENDING
                                          ---------------------------------------------------------------
INDEX                                     12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
---------------------------------------------------------------------------------------------------------
Carrollton Bancorp......................   100.00      99.61     167.49     161.50     151.97     122.18
NASDAQ -- Total US*.....................   100.00     123.04     150.69     212.51     394.92     237.62
NASDAQ Bank Index*......................   100.00     132.04     221.06     219.64     211.14     241.08

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth, as of March 6, 2001, certain information concerning shares of the Common Stock of the Company beneficially owned by
(i) the chief executive officer of the Company; (ii) all directors and nominees for directors of the Company and the Bank; (iii) all directors and officers of the Company and the Bank as a group; and (iv) other significant shareholders.

                                                              AMOUNT AND NATURE
NAME AND ADDRESS OF                                             OF BENEFICIAL
BENEFICIAL OWNER(1)(17)                                           OWNERSHIP       PERCENT OF CLASS
---------------------------------------------------------------------------------------------------
DIRECTORS:
Robert J. Aumiller                                                     100                 *
Steven K. Breeden                                                    7,620(3)              *
Albert R. Counselman                                                33,987(4)              *
Thelma T. Daley                                                      1,310(5)              *
John P. Hauswald                                                    13,402(6)              *
David P. Hessler                                                     1,000(7)              *
C. Edward Hoerichs                                                   8,266(8)              *
Howard S. Klein                                                        400(9)              *
Ben F. Mason                                                           100                 *
Charles E. Moore, Jr.                                                2,546(16)             *
Leo A. O'Dea                                                        12,816(10)             *
Allen Quille                                                         5,490(11)             *
John Paul Rogers                                                   195,012(11)          7.14%
William C. Rogers, Jr.                                             258,372(12)(13)(14)  9.51%
All Directors and Executive
  Officers of the Company as a Group (14 persons)                  555,796(2)          19.45%
OTHER SIGNIFICANT SHAREHOLDER:
Patricia A. Rogers                                                 224,782(15)          8.30%

--------------------------
*   Less than 1%

(1) Unless otherwise indicated, the named person has sole voting and investment power with respect to all shares.

(2) Includes 166 shares Mr. Altieri holds as trustee for minor children under the Maryland Uniform Gifts to Minors Act, and 10,000 fully vested options to purchase shares at an exercise price of between $16.19 and $18.68 per share.

(3) Includes 2,698 shares owned jointly by Mr. Breeden and his wife and 1,800 fully vested options to purchase shares at an exercise price of between $14.13 and $19.00 per share.

(4) Includes 1,800 fully vested options to purchase shares at an exercise price of between $14.13 and $19.00 per share, but excludes 2,000 shares owned by Mr. Counselman's wife.

(5) Includes 1,200 fully vested options to purchase shares at an exercise price of between $14.13 and $18.68 per share.

(6) Includes 11,490 shares owned jointly by Mr. Hauswald and his wife and 1,600 fully vested options to purchase shares at an exercise price of between $14.13 and $19.00 per share. Excludes 10,530 shares owned by Mr. Hauswald's wife.

(7) Includes 600 fully vested options to purchase shares at an exercise price of between $14.13 and $16.19 per share.

(8) Includes 1,600 fully vested options to purchase shares at an exercise price of between $14.13 and $19.00 per share.

(9) Includes 400 shares owned jointly by Mr. Klein and his wife. Also includes 1,600 shares owned by Colgate Investments, LLP, of which Mr. Klein is a shareholder and 600 shares Mr. Klein holds as trustee for minor children under the Maryland Uniform Gift to Minors Act. Also includes 600 fully vested options to purchase shares at an exercise price of between $14.13 and $16.13 per share.

(10) Includes 1,600 fully vested options to purchase shares at an exercise price of between $14.13 and $19.00 per share but excludes 15,754 shares owned by Mr. O'Dea's wife.

(11) Includes 1,600 fully vested options to purchase shares at an exercise price of between $14.13 and $19.00 per share.

(12) Includes 63,904 shares owned by The Security Title Guarantee Corporation of Baltimore and of which William C. Rogers, Jr. is Chairman and President, respectively, as well as a director. Includes 1,600 fully vested options to purchase shares at an exercise price of between $14.13 and $19.00 per share.

(13) Includes 6,494 shares owned by the Moreland Memorial Park Cemetery Bronze Perpetual Care Trust Agreement, Inc., 11,750 shares owned by the Moreland Memorial Park Cemetery Inc. Perpetual Care Trust Agreement, 3,226 shares owned by the Moreland Memorial Park, Inc. Bronze Marker Perpetual Care Trust Fund, 32,414 shares owned by the Moreland Memorial Park Cemetery, Inc. Perpetual Care Trust Agreement for which William C. Rogers, Jr. serves as trustee, and 9,506 shares owned by Maryland Mortgage Company of which William C. Rogers, Jr. is Chairman and President, as well as a Director.

(14) Includes 128,598 shares owned jointly by Mr. Rogers and his wife. Excludes 11,548 shares owned by Mr. Roger's wife.

(15) Includes 151,372 shares owned by Mrs. Rogers. Also, includes 63,904 shares owned by The Security Title Guarantee Corporation of Baltimore and 9,506 shares owned by Maryland Mortgage Company of which Mrs. Rogers is a principal shareholder.

(16) Excludes 16,296 shares owned by Mr. Moore's wife.

(17) All directors, executive officers and other significant shareholders may be contacted at the Company's corporate offices by addressing correspondence to the appropriate person, care of Carrollton Bancorp, 344 North Charles Street, Suite 300, Baltimore, Maryland 21201.

PRINCIPAL HOLDERS OF VOTING SECURITIES

 The following table sets forth information with respect to the ownership of shares of Common Stock of the Company by the only persons believed by management to be the beneficial owners of more than five percent of the Company's outstanding Common Stock. The information is based on the most recent
Schedule 13G filed by such persons with the Securities and Exchange Commission.

                                                  PERCENTAGE OF
NAME AND ADDRESS            AMOUNT AND NATURE      COMMON STOCK
OF BENEFICIAL OWNER      OF BENEFICIAL OWNERSHIP   OUTSTANDING
----------------------------------------------------------------
John Paul Rogers                   193,412(1)           7.14%
46 C Queen Anne Way
Chester, MD 21619

William C. Rogers, Jr.             256,772(b)           9.51%
6 South Calvert Street
Baltimore, MD 21201

Patricia A. Rogers                 224,782(c)           8.30%
P.O. Box 246
Gibson Island, MD 21056

(a) John Paul Rogers has sole voting and dispositive power over 120,002 shares, and shared voting and dispositive power over 73,410 shares.

(b) William C. Rogers, Jr. has sole voting and dispositive power over 1,480 shares, and shared voting and dispositive power over 255,892 shares.

(c) A Schedule 13G dated February 8, 2001 states that Patricia A. Rogers has sole voting and dispositive power over 151,372 shares, and shared voting and dispositive power over 73,410 shares.

EXECUTIVE COMPENSATION

 The following table sets forth the compensation paid or allocated for services rendered to the Company in all capacities during the years ended December 31, 1998, 1999 and 2000 to the chief executive officer of the Company. The compensation of other members of executive management does not exceed $100,000.

SUMMARY COMPENSATION TABLE

                                                  LONG-TERM
NAME AND                                       INCENTIVE PLAN
PRINCIPAL                                       STOCK OPTIONS                 OTHER
POSITION                  YEAR      SALARY     GRANTS (SHARES)    BONUS     COMPENSATION
-----------------------------------------------------------------------------------------
Dallas R.                2000     $ 138,764           8,000   $       0   $       164,000
Arthur,                  1999     $ 132,912          16,000   $   7,500
President                1998     $ 126,757          16,000   $       0
and Chief
Executive
Officer*
Robert A. Altieri        2000      $104,026           3,000   $   1,800
President and Chief      1999      $102,908           6,000   $   5,000
Executive Officer        1998      $ 90,699           6,000   $       0

 *Dallas R. Arthur retired as President & CEO as of November 22, 2000, with Mr. Altieri being named as his successor.

 The Company had no employment agreements, termination of employment, or change-in-control agreements or understandings with any of its directors, executive officers or any other party whatsoever, except that the past president of Carrollton Mortgage Services, Inc. a subsidiary of the bank, had an employment contract that provided for a termination settlement of $50,000 upon his termination which was effective in 2000.

 Mr. Arthur retired as president and chief executive officer of the Bank and Company, receiving an early retirement package which is comprised of a one year base salary compensation, funding for continuing education, and the transfer of the title to his company automobile.

LONG-TERM INCENTIVE PLAN

 The 1998 Long-Term Incentive Plan which was approved at the 1998 Annual meeting of Shareholders, authorizes the granting of awards in the form of options, stock appreciation rights, restricted stock, performance awards, phantom shares, bonus shares or cash awards. Any executive or other employee of the Company, its subsidiaries, affiliated entities and non-employee Directors of the Company shall be eligible to receive awards under the Plan. Non-employee Directors of subsidiaries or affiliated entities of the Company will not be eligible to participate in the Plan.

 The Plan provides for 200,000 shares of the Company's Common Stock to be issued as awards under the Plan, either directly or upon exercise of an option. The Plan provides for appropriate adjustments in the number of shares subject to the Plan in the event of a stock dividend, stock split, reverse stock split or other similar changes in the Company's common stock or in the event of a merger, consolidation or certain other types of recapitalizations affecting the Company.

OPTION GRANTS IN 2000

 The following table contains information concerning the grant of stock options under the Long-Term Incentive Plan to the Chief Executive Officer.

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                           ANNUAL
                                                                                                      RATES OF STOCK
                                                                                                        APPRECIATION
                                                                                                        FOR OPTION
                                            % OF TOTAL                                                      TERM
                    OPTIONS GRANTED      OPTIONS GRANTED TO
                        (NUMBER             EMPLOYEES              EXERCISE
NAME                   OF SHARES)            IN YEAR             OR BASE PRICE      EXPIRATION DATE     5%        10%
------------------------------------------------------------------------------------------------------------------------
Robert A. Altieri       3,000                  14%                 $14.13                 2010         $26,659   $67,559


 A total of 36,100 incentive stock options were granted in 2000 under the 1998 Long-Term Incentive Plan to directors and employees. Of the total, 6,600 incentive stock options were granted to directors at an exercise price of $14.13. The options granted to directors vest over a three year period and expire if not exercised in 2010. There were no grants in 2000 for restricted stock, stock appreciation rights, performance grants, phantom shares, bonus shares or cash awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 During the past year the Bank has had banking transactions in the ordinary course of its business with: (i) its directors and nominees for directors;
(ii) its executive officers; (iii) its 5% or greater shareholders; (iv) members of the immediate family of its directors, nominees for directors or executive officers and 5% shareholders; and (v) the associates of such persons on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others. The extensions of credit by the Bank to these persons have not and do not currently involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2000, the balance of loans outstanding to directors, executive officers, owners of 5% or more of the outstanding Common Stock, and their associates, including loans guaranteed by such persons, aggregated $1,915,984 which represented approximately 6.3% of the Company's equity capital accounts.

 William C. Rogers, Jr., a director of both the Company and the Bank, is a partner of the law firm of Rogers, Moore and Rogers which performs legal services for the Company, the Bank, and Bank Subsidiaries. Management believes that the terms of these transactions which totaled $166,522 in 2000 were at least as favorable to the Company as could have been obtained elsewhere.

 Albert R. Counselman, a director of both the Company and the Bank, is President and Chief Executive Officer of Riggs, Counselman, Michaels & Downes, Inc., an insurance brokerage firm through which the Company, the Bank, and Bank subsidiaries place various insurance policies. The Company and the Bank paid total premiums for insurance policies placed by Riggs, Counselman, Michaels & Downes, Inc in 2000 of $57,656. Management believes that the terms of these transactions were at least as favorable to the Company as could have been obtained elsewhere.

VOTING PROCEDURES

 Each proposal submitted to the Company shareholders for a vote is deemed approved if a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present votes in favor of the proposal. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. A shareholder is entitled to one vote for each share owned.

 Shareholder votes are tabulated by the Company's Registrar and Transfer Agent. Proxies received by the Company, if such proxy is properly executed and delivered, will be voted in accordance with the voting specifications made on such Proxy. Proxies received by the Company on which no voting specification has been made by the shareholder will be voted for all items discussed in the Proxy Statement, in the manner stated on the proxy card. Shareholders who execute and deliver proxies retain the right to revoke them by notice in writing delivered to the Company Secretary at any time before such proxies are voted.

 Under applicable Maryland corporate law and the Charter and By-Laws of the Company, proxies received by the Company specifying an abstention as to any proposal will cause the shares so represented to be counted toward a quorum, but are not counted as favorable votes and, therefore, have the same effect as a vote against the proposal. To the extent holders or brokers having the right to vote shares do not attend the meeting or return a proxy, such shares will not count toward a quorum and, if a quorum is otherwise achieved, will have no effect on the vote of the proposals considered at the meeting.

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SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

 There have been no matters submitted to a vote of the Company's security holders since its 2000 Annual Shareholders' Meeting held on April 25, 2000.

SHAREHOLDER PROPOSALS

 Proposals of shareholders to be presented at the 2002 Annual Meeting of the Company must be received prior to November 16, 2001 in order to be included in the proxy statement for such meeting. In order to curtail controversy as to compliance with this requirement, shareholders are urged to submit proposals to the Secretary of the Company by Certified Mail--Return Receipt Requested.

INDEPENDENT PUBLIC ACCOUNTANT

 The Company's Board of Directors has selected the firm of Rowles & Company, LLP, certified public accountants, as independent auditors for the Company for the fiscal year 2001. Rowles & Company has served as independent auditors for the Company since 1955. No qualified opinions have been issued during such engagement. A representative of Rowles & Company will be present at the 2001 Annual Shareholders' Meeting, but has not been invited to make a statement or be available to respond to questions.

AUDIT COMMITTEE REPORT

 The Audit Committee has adopted a written charter which follows. The Audit Committee has (1) reviewed and discussed the Company's audited financial statements with Company management and representatives of Rowles & Company, LLP, the Company's independent auditors; (2) discussed with Rowles & Company, LLP all matters required to be discussed by SAS No. 61, as modified or supplemented; and
(3) has received the written disclosures and the letter from Rowles & Company, LLP required by Independence Standard Board Standard No. 1, as modified or supplemented. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the last fiscal year.

        Audit Committee:
            By:     Albert R. Counselman
                    David P. Hessler
                    John P. Hauswald

AUDIT COMMITTEE CHARTER

 The following policy is designed to define the scope of the Audit Committee's responsibilities, and how the Committee carries them out, including structure, process, and membership requirements.

 The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

 The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside independent auditor to attend a meeting of the committee or to meet with any members of, or consultants to, the Committee.

COMPOSITION

 The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board of Directors of Carrollton Bancorp.

DUTIES OF THE COMMITTEE

 The Audit Committee shall:

 1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

 2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

 3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

 4. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings. Report to the Board on their condition and accuracy, and join in their execution on the Board's behalf, to the extent required by regulations and law.

 5. Review and sign the Call Report prior to its filing.

 6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

 7. Review major changes to the Company's auditing and accounting principles and practices as

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     suggested by the independent auditor, internal auditors or management.

 8. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

 9.  Approve the fees to be paid to the independent auditor.

 10. Receive periodic reports from the independent auditor regarding the auditor's independence. Discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to ensure the independence of the auditor.

 11. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

 12. Review the appointment and replacement of the senior internal auditing executive.

 13. Review the significant reports to management prepared by the internal auditing department and management's responses to those reports.

 14. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

 15. Discuss with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit.

 16. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review shall include:

        (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

        (b) Any changes required in the planned scope of the internal audit.

        (c) The internal audit department responsibilities, budget and staffing.

 17. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

 18. Review with the Company's General counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

 19. Meet at least annually with the Chief Financial Officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

 20. Review significant reports to management, prepared by the FDIC, and management's response to any unreconciled items.

 21. Review the Company's annual internal audit schedule. Assure that all significant areas of the Company are scheduled for audit.

 22. Report to the Board any outstanding actions or audited items that management fails to reconcile or correct on a timely basis.

 While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

RECORDS:

 The Audit Committee shall keep minutes and other relevant records of all of its meetings.

 The Audit Committee shall make regular reports to the Board of Directors.

AUDIT FEES

 The estimated fees billed or to be billed by Rowles & Company, LLP for professional services rendered for the audit of our annual financial statement for the year ended December 31, 2000 and the review of the financial statements included in the Company's Forms 10-Q and 10-K for that year are $68,398.

AUDIT RELATED FEES

 The aggregate fees billed for audit related services rendered by Rowles & Company, LLP for the year ended December 31, 2000 were $24,815.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

 During the year ended December 31, 2000, Rowles & Company, LLP did not render to us any of the professional services with regard to financial information systems design and implementation described in paragraph (c)(4)(ii) of Rule 2-02 of Regulation S-X.

ALL OTHER FEES

 The aggregate fees billed for services rendered by Rowles & Company, LLP for the year ended December 31, 2000, other than the services described above under "Audit Fees" and Audit Related Fees", were $8,519.

 The Audit Committee has determined that the provision of the services covered in "All Other Fees" is compatible with maintaining Rowles & Company, LLP's independence.

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ANNUAL REPORT

 The Annual Report of the Company for the year 2000 is included herein. Copies of the report will also be available at the Annual Meeting on April 24, 2001.

 A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2000, INCLUDING FINANCIAL STATEMENTS AND THE SCHEDULES THERETO WILL BE FURNISHED BY MANAGEMENT TO ANY BENEFICIAL OWNER OF ITS SECURITIES WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. REQUESTS IN WRITING SHOULD BE DIRECTED TO RANDALL M. ROBEY, TREASURER, CARROLLTON BANCORP, 344 NORTH CHARLES STREET, SUITE 300, BALTIMORE, MARYLAND 21201-4301. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF MARCH 12, 2001, THE RECORD DATE FOR THE ANNUAL MEETING, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT SUCH MEETING.

OTHER MATTERS

 The management of the Company knows of no matters to be presented for action at the meeting other than those mentioned above; however, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgement of the best interest of the Company.

By Order of the Board of Directors

/s/ D. Doreen Smith

D. Doreen Smith
Secretary

Baltimore, Maryland
March 6, 2001

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